N E W S R E L E A S E	Exhibit 99.1
FOR IMMEDIATE RELEASE
MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com
INVESTOR CONTACT:
Todd Atenhan
770/425-7877 phone
investorrelations@exide.com
EXIDE TECHNOLOGIES REPORTS FIRST QUARTER 2007 RESULTS
Alpharetta, Ga. — (August 8, 2006) — Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today reported its financial results for its fiscal 2007 first quarter, which ended June 30, 2006.
Consolidated net sales for the 2007 first quarter were $683.2 million versus $669.3 million for first quarter 2006. A slight drop in sales volume, primarily in the Transportation segments during the quarter was offset by pricing improvements that have been phased in throughout all segments over the past fiscal year.
The Company had a net loss of $37.9 million or ($1.51) per share for the first quarter of 2007, compared with a net loss of $35.7 million or ($1.43) per share for the 2006 first quarter. The increase in net loss is primarily attributable to an increase in restructuring charges of approximately $6 million driven principally by the April 2006 closing of the Company’s automotive battery plant in Shreveport, Louisiana, and to a $6.2 million increase in interest expense resulting from higher debt and higher rates principally as a result of amendments to our credit agreement at the end of the last fiscal year. These were offset, to a degree, by improved margins.
Combined adjusted EBITDA in the first quarter of fiscal 2007 was $27.2 million, which includes $3 million of expenses for professional fees relating to the now withdrawn potential sale of the Company’s Industrial Energy Europe and Rest of World business segment, still a 43 percent increase from $19 million in the first quarter of fiscal year 2006. All business segments contributed to the over all increase. (See attachment).
Exide’s President and Chief Executive Officer, Gordon A. Ulsh, commented that although Exide continued to show improvement in the first quarter of fiscal 2007, the Company still has much work to do. “We are now beginning to realize some tangible benefits from the actions that we took during the past year. Although our pricing adjustments have caused a slight reduction in sales volume, the net effect is an overall increase in year-over-year revenue, gross profit, gross margin and adjusted EBITDA. Additionally, increases in the cost of lead have been offset by our more favorable pricing structure. We are also seeing a leveling off and greater stability of lead prices as we continue to pursue more cost effective lead procurement methods including continued emphasis on securing spent batteries from our customers as well as from targeted long-term contracts with core brokers.”
“First quarter 2007 also marked the first period in which we allocated certain corporate expenses of an operational nature to the individual business segments that incurred them. This provides us with a more accurate picture of segment adjusted EBITDA,” Mr. Ulsh said. “We are encouraged by our 2007 first quarter results but recognize that much remains to be done as we strive to achieve our full year objectives.”
The Company uses adjusted EBITDA as a key measure of its operational financial performance, as it is an important element of its bank agreement covenants. This measure underlies the Company’s operational performance and excludes the nonrecurring impact of the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. Our adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales as well as specific exposure with respect to an historic fine levied on the Company several years ago. See the reconciliations of net losses to adjusted EBITDA in the attachments to this release.
The Company previously announced that it will hold a conference call to discuss its results on Wednesday August 9, 2006 at 10:00 a.m. (EDT).
Dial-in number for US/Canada: (877) 563-6439
Dial-in number for international callers: (706) 758-9457
Conference ID: 3988826
# # #
About Exide Technologies:
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation North America, Transportation Europe and Rest of World, Industrial Energy North America and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.
Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Further information about Exide, including its financial results, are available at www.exide.com.
Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.
Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.
Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (v) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vi) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (viii) competitiveness of the battery markets in North America and Europe, (ix) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the Company’s exposure to fluctuations in interest rates on its variable debt, (xii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiii) general economic conditions, (xiv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvi) the Company’s ability to successfully pass along increased material costs to its customers, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, (xviii) adverse reactions by creditors, vendors, customers, and others to the going-concern modification to the Company’s Consolidated Financial Statements included in the Report of Independent Registered Public Accounting Firm in the Company’s most recent Report Form 10-K for the period ended March 31, 2006, (xx) the Company’s ability to consummate a rights offering and private placement of stock as noted in the Company’s 8-K filed on June 29, 2006, including obtaining appropriate shareholder approval, and (xxi) the Company’s significant pension obligations over the next several years.
Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-Q filed on August 8, 2006 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.
Financial tables attached

EXIDE TECHNOLOGIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(In thousands, except per-share data)

	For the Three Months Ended
	June 30, 2006	June 30, 2005
NET SALES	$683,190	$669,332
COST OF SALES	573,511	567,116

Gross profit	109,679	102,216

EXPENSES:
Selling, marketing and advertising	68,506	71,073
General and administrative	45,994	43,738
Restructuring and impairment	8,884	2,901
Other (income) expense, net	(3,492)	3,400
Interest expense, net	22,287	16,100

	142,179	137,212

Loss before reorganization items, income taxes, and minority interest	(32,500)	(34,996)
REORGANIZATION ITEMS, NET	1,607	1,372
INCOME TAX PROVISION (BENEFIT)	3,578	(754)
MINORITY INTEREST	211	95

Net loss	$(37,896)	$(35,709)

NET LOSS PER SHARE

Basic and Diluted	$(1.51)	$(1.43)

WEIGHTED AVERAGE SHARES

Basic and Diluted	25,058	25,000

EXIDE TECHNOLOGIES
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2006 AND MARCH 31, 2006
(In thousands, except per-share data)

	June 30, 2006	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$37,029	$32,161
Restricted cash	629	561
Receivables, net of allowance for doubtful accounts of $26,041 and $21,637	589,628	617,677
Inventories	437,663	414,943
Prepaid expenses and other	26,503	30,243
Deferred financing costs, net	3,248	3,169
Deferred income taxes	11,341	11,066

Total current assets	1,106,041	1,109,820

Property, plant and equipment, net	684,717	685,842

Other assets:
Other intangibles, net	191,322	186,820
Investments in affiliates	4,863	4,783
Deferred financing costs, net	14,716	15,196
Deferred income taxes	58,974	56,358
Other	23,100	24,090

	292,975	287,247

Total assets	$2,083,733	$2,082,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$11,794	$11,375
Current maturities of long-term debt	5,209	5,643
Accounts payable	353,374	360,538
Accrued expenses	294,689	298,631
Warrants liability	1,250	2,063

Total current liabilities	666,316	678,250
Long-term debt	701,827	683,986
Noncurrent retirement obligations	342,355	333,248
Deferred income tax liability	34,398	33,590
Other noncurrent liabilities	116,412	116,430

Total liabilities	1,861,308	1,845,504

Commitments and contingencies	—	—
Minority interest	13,413	12,666

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 61,500 shares authorized, 24,551 and 24,546 shares issued and outstanding	245	245
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid-in capital	889,048	888,647
Accumulated deficit	(677,551)	(639,655)
Accumulated other comprehensive loss	(2,730)	(24,498)

Total stockholders’ equity	209,012	224,739

Total liabilities and stockholders’ equity	$2,083,733	$2,082,909

EXIDE TECHNOLOGIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(In thousands)

	For the Three Months Ended
	June 30, 2006	June 30, 2005
Cash Flows From Operating Activities:
Net loss	$(37,896)	$(35,709)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities—
Depreciation and amortization	30,464	30,341
Unrealized gain on Warrants	(813)	(8,126)
Net loss (gain) on asset sales	2,803	1,596
Deferred income taxes	(591)	—
Provision for doubtful accounts	1,956	1,426
Non-cash provision for restructuring	1,207	5
Reorganization items, net	1,607	1,372
Minority interest	211	95
Amortization of deferred financing costs	814	454
Changes in assets and liabilities —
Receivables	47,526	42,282
Inventories	(9,388)	(22,687)
Prepaid expenses and other	4,643	2,147
Payables	(19,520)	(18,414)
Accrued expenses	(15,245)	(17,058)
Noncurrent liabilities	(3,318)	(5,192)
Other, net	(3,826)	11,962

Net cash provided by (used in) operating activities	634	(15,506)

Cash Flows From Investing Activities:
Capital expenditures	(7,967)	(11,545)
Proceeds from sales of assets	97	9,982

Net cash used in investing activities	(7,870)	(1,563)

Cash Flows From Financing Activities:
Increase in short-term borrowings	9	11,352
Borrowings under Senior Secured Credit Facility	152	—
Currency Swap	—	(12,084)
Increase in other debt	11,005	9,733
Financing costs and other	4	—

Net cash provided by financing activities	11,170	9,001

Effect of Exchange Rate Changes on Cash and Cash Equivalents	934	(1,766)

Net Increase (Decrease) In Cash and Cash Equivalents	4,867	(9,834)
Cash and Cash Equivalents, Beginning of Period	32,161	76,696

Cash and Cash Equivalents, End of Period	$37,029	$66,862

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE THREE MONTHS ENDED JUNE 30, 2006
(In millions)

	Transportation		Industrial Energy
	North America	Europe and ROW	North America	Europe and ROW	Other	Total

Net income (loss)	($4.8)	($6.1)	$7.5	$3.6	($38.1)	($37.9)

Interest expense, net	—	—	—	—	22.3	22.3

Income tax provision (benefit)	—	—	—	—	3.6	3.6

EBIT	($4.8)	($6.1)	$7.5	$3.6	($12.2)	($12.0)

Depreciation and amortization	7.4	8.2	2.5	8.9	3.5	30.5

Take Charge	0.6	0.3	—	—	—	0.9

Reorganization items, net	—	—	—	—	1.6	1.6

Restructuring and impairment, net	6.0	1.3	0.7	0.8	0.1	8.9

Other restructuring costs included in cost of sales and general and administrative expenses	0.2	—	—	—	0.1	0.3

Currency remeasurement loss (gain)	0.8	(0.3)	0.3	0.1	(6.5)	(5.6)

Gain on revaluation of foreign currency forward contract	—	—	—	—	—	—

Minority interest	—	—	—	—	0.2	0.2

Unrealized gain on revaluation of warrants	—	—	—	—	(0.8)	(0.8)

Loss (gain) on sale of capital assets	2.9	—	—	0.1	(0.2)	2.8

Other non-cash losses (gains)	(0.1)	0.1	0.1	(0.2)	0.5	0.4

Adjusted EBITDA	$13.0	$3.5	$11.1	$13.3	($13.7)	$27.2

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE THREE MONTHS ENDED JUNE 30, 2005
(In millions)

	Transportation		Industrial Energy
	North	Europe and	North	Europe and
	America	ROW	America	ROW	Other	Total

Net income (loss)	$4.1	$(1.6)	$4.4	$9.6	$(52.2)	$(35.7)

Interest expense, net	—	—	—	—	16.1	16.1
Income tax provision (benefit)	—	—	—	—	(0.8)	(0.8)

EBIT	4.1	(1.6)	4.4	9.6	(36.9)	(20.4)

Depreciation and amortization	7.0	8.6	2.7	8.4	3.6	30.3

Reorganization items, net	—	—	—	—	1.4	1.4

Restructuring and impairment	0.4	0.4	0.4	1.1	0.6	2.9

Other restructuring costs included in cost of sales & general and administrative expenses	0.2	0.2	—	—	0.2	0.6

Currency remeasurement loss (gain)	—	—	—	—	11.7	11.7

Gain on revaluation of foreign currency forward contract	—	—	—	—	(1.1)	(1.1)

Minority interest	—	—	—	—	0.1	0.1

Unrealized gain on revaluation of warrants	—	—	—	—	(8.1)	(8.1)

Loss (gain) on sale of capital assets	0.3	0.1	—	—	1.1	1.5

Other non-cash losses (gains)	1.0	—	(0.1)	0.1	(0.9)	0.1

Corporate Allocation, proforma	(4.1)	(6.4)	(1.2)	(6.3)	18.0	—

Proforma Adjusted EBITDA to give effect to an allocation of certain Corporate Costs	$8.9	$1.3	$6.2	$12.9	$(10.3)	$19.0

EXIDE TECHNOLOGIES AND SUBSIDIARIES
Comparative 1Q Net Sales and EBITDA by Segment
(In millions)

	Transportation		Industrial Energy
	North	Europe	North	Europe	Unallocated
	America	and ROW	America	and ROW	Corporate	TOTAL
1Q FY07

Net Sales	$214.5	$182.8	$72.9	$213.0	$—	$683.2

Adjusted EBITDA	$13.0	$3.5	$11.1	$13.3	$(13.7)	$27.2

1Q FY06

Net Sales	$218.2	$179.4	$67.4	$204.3	$—	$669.3

Adjusted EBITDA See note (1)	$8.9	$1.3	$6.2	$12.9	$(10.3)	$19.0
Note (1): Includes proforma effect of the allocation of certain Corporate Costs.